  8k_110905.htm               APPOINTMENT OF NEW OFFICER

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 9, 2005

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                        (Date of earliest event reported)

                          Cell Wireless Corporation

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             (Exact name of registrant as specified in its charter)

Nevada                              000-49849            88-0483722

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(State or other jurisdiction of    Commission         I.R.S. Employer

incorporation or organization)      File Number     Identification No.)

                           1790 East River Road #142

                             Tucson, Arizona 85718

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               (Address of principal offices, including Zip Code)

                                 (520) 881-4632

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              (Registrant's telephone number, including area code)

Item 5.02. Appointment of One New Director

         On, November 7, 2005, the Board of Directors of Cell Wireless Corporation, appointed one new director to the Board. The new director will serve on the Board until its members are voted on by the shareholders of Cell Wireless at an annual shareholder meeting for a new term. The new appointee is Mr. Michael Featherstone, who has served as Managing Director of Cell Wireless (Australia) Pty Ltd overseeing the day-to-day operations of Cell Wireless Administration, Human Resources, Internet Technology, Customer Service Divisions and International Security from the offices based in Queensland Australia.

Mr. John Bohringer, CEO and President of Cell Wireless Corporation said, “Mr. Featherstone brings strong administration skills and sound corporate risk management experience to the board. He was a member of the Queensland Police force for sixteen (16) years, serving as Detective Senior Sergeant and District Crimes Manager investigating major cases and organized crime, including a number of homicides and major criminal fraud investigations.”

Mr. Featherstone has been closely involved in many investigations and prosecutions involving other law enforcement agencies including Interpol, Australian Federal Police (AFP), Federal Bureau of Investigation (FBI), Internal Revenue Service (IRS), District
Attorney (Australian Federal and Federal USA) and the Securities Exchange Commission (SEC). Before joining Cell Wireless Corporation in January 2005 Mr. Featherstone was self-employed as a private legal investigator and security systems consultant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cell Wireless Corporation

By: s/s Sylvia Quintero

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    Sylvia Quintero, Secretary

Date:    November 9, 2005